EXHIBIT 10.6

July 26, 2006

Taliera Corporation
250 East 96th Street, Suite 415
Indianapolis, Indiana 46240

Morgan Joseph & Co. Inc.
600 Fifth Avenue, 19th Floor
New York, New York 10020

  Re:
  Initial Public Offering

Ladies and Gentlemen:

        The undersigned stockholder of Taliera Corporation (the "Company"), in consideration of Morgan Joseph & Co. Inc. ("Morgan Joseph") entering into a letter of intent to act as lead underwriter in connection with the initial public offering of the securities of the Company ("IPO"), hereby agrees as follows:

        1.     The undersigned agrees that in connection with the vote required to consummate a Business Combination (as defined in the First Amended and Restated Certificate of Incorporation of the Company (the "Certificate")), it shall (a) vote the shares of common stock owned by it immediately prior to the IPO ("Insider Shares") in accordance with the majority of the shares of common stock voted by the holders of shares purchased in the IPO and (b) vote any shares of common stock acquired by it in the IPO or afterward in favor of a Business Combination.

        2.     The undersigned will escrow all of its Insider Shares until one year after the Company consummates a Business Combination, subject to the terms of the stock escrow agreement that the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

        3.     The undersigned hereby waives any and all right, title, interest or claim of any kind ("Claim") in or to any distribution of the Trust Account (as defined in the Certificate) in respect of its Insider Shares as a result of the liquidation of the Trust Account or otherwise and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that this paragraph shall not limit the undersigned's right to receive distributions from the Trust Account in respect of any securities acquired by it in the IPO or afterward.

        4.     The undersigned acknowledges and agrees that the Company has agreed not to consummate any Business Combination that involves a company that is affiliated with any director, officer or stockholder or the Company immediately prior to the consummation of the IPO unless the Company obtains an opinion from an independent investment banking firm to the effect that the Business Combination is fair to the Company's stockholders from a financial perspective.

        5.     Neither the undersigned, its security holders, any member of the family of the undersigned's security holders, nor any affiliate of the undersigned will be entitled to receive or will accept a finder's fee or any other compensation in the event the undersigned, any member of the family of the undersigned's security holders or any affiliate of the undersigned originates a Business Combination.

        6.     Neither the undersigned, its security holders, any member of the family of the undersigned's security holders, nor any affiliate of the undersigned will be entitled to receive from the Company, and will not accept from the Company, any compensation for services rendered to the Company prior to the consummation of the Business Combination except as described in the registration statement filed with and declared effective by the Securities and Exchange Commission in connection with the IPO.

        7.     The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

        8.     This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a "Proceeding") shall be brought and enforced in the courts of the State of Delaware, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

        9.     No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed by the party against whom such amendment, waiver, alteration or modification is to be enforced.

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        IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first written above.

TALIERA HOLDINGS LLC
By:	/s/ J. SMOKE WALLIN
Name:	J. Smoke Wallin
Title:	Chief Executive Officer